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EXHIBIT 21(a).  SUBSIDIARIES OF THE REGISTRANT



                                                              STATE OF
NAME                                                        ORGANIZATION
----                                                        ------------

Irwin Union Bank and Trust Company                            Indiana
         Irwin Union Collateral, Inc.                         Indiana
         Irwin Union Realty Corporation                       Indiana
         Irwin Union Insurance, Inc.                          Indiana
         Irwin Union Securities, Inc.                         Indiana
         Irwin Funding Corp.                                  Delaware
         Irwin Union Advisory Services, Inc.                  Indiana
         Irwin Reinsurance Corporation                        Vermont

Irwin Business Finance Corporation                            Indiana

IFC Mortgage Corporation                                      Indiana
         Irwin Mortgage Corporation                           Indiana

Irwin Ventures Incorporated                                   Indiana
         Irwin Ventures Incorporated-SBIC                     Indiana

Irwin Union Investor Services, Inc.                           Indiana

Irwin Home Equity Corporation                                 Indiana
         IHE Funding Corp.                                    Delaware

Irwin Equipment Finance Corp.                                 Indiana
         Irwin Leasing Corporation                            Illinois

Irwin Union Credit Insurance Corp.                            Arizona

White River Capital Corporation                               Indiana

IFC Capital Trust I                                           Delaware


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